UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2010

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement.

On February 17, 2010, the U.S. Bankruptcy Court for the Middle District of Florida, Tampa Division, entered an Order approving an Emezine Settlement Agreement (the “Settlement Agreement”) between Accentia Biopharmaceuticals, Inc. (the “Company”) and BioDelivery Sciences Inc. (“BDSI”), entered into as of December 30, 2009. Parties to the Settlement Agreement are the Company, the Company’s wholly-owned subsidiary TEAMM Pharmaceuticals, Inc., d/b/a Accentia Pharmaceuticals (“TEAMM”), BDSI, and BDSI’s wholly-owned subsidiary Arius Pharmaceuticals, Inc. (“Arius”). The Settlement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The purpose of the Settlement Agreement is to memorialize the terms and conditions of a settlement between the Company and BDSI (the “Settlement”) of claims by the Company relating to a distribution agreement, dated March 12, 2004, between Arius and TEAMM related to the marketing and distribution of Emezine, a product licensed by Arius from Reckitt Benckiser Healthcare (UK) Limited (the “Distribution Agreement”). Following the issuance in February 2006 by the U.S. Food and Drug Administration (“FDA”) of a non-approvable letter with respect to the New Drug Application (“NDA”) for Emezine, BDSI ceased its Emezine related development efforts and on December 17, 2008, the Distribution Agreement was terminated. The Settlement Agreement resolves the Company’s claims against BDSI under the terminated Distribution Agreement. The Settlement Agreement is subject to a final, non-appealable order of the bankruptcy court overseeing the Reorganization (the “Bankruptcy Court”).

The Settlement Agreement provides that the Company and BDSI mutually release all claims that either may have against each other and, in connection therewith, the Company will:

(a) receive $2.5 million from BDSI (the “$2.5 Million Payment”); and

(b) receive the following royalty rights (the “Product Rights”) from BDSI with respect to BDSI’s BEMA Granisetron product candidate (“BEMA Granisetron”) (or in the event it is not BEMA Granisetron, the third BDSI product candidate, excluding BEMA Bupremorphine, as to which BDSI files an NDA, which, together with BEMA Granisetron, shall be referred to hereinafter as the “Product”):

(i) 70/30 split (BDSI/Company) of royalty received if a third party sells the Product and 85/15 split on net sales if BDSI sells the Product; and

(ii) BDSI will, from the sale of the Product, fully recover amounts equal to (1) all internal and external worldwide development costs of the Product (“Costs”) plus interest (measured on weighted average prime interest rate from first dollar spent until Product launch) and (2) the $2.5 Million Payment plus interest (measured on weighted average prime interest rate from the time of payment until Product launch) before the Company begins to receive its split as described in (b) (i) above.

(c) issue to BDSI a warrant (“Warrant”) to purchase two (2) million shares of the Company’s majority-owned subsidiary, Biovest International, Inc. (“Biovest”) from the Company, with a strike price equal to 120% of the closing bid price of Biovest’s common stock as of the date the Bankruptcy Court enters a final order authorizing the Company to carry out the Agreement, with the issuance of the Warrant to occur upon receipt of the $2.5 million payment by the Company. The Warrant will be exercisable immediately and for a period of seven (7) years from the date of issuance. During the initial two (2) year exercise period, any exercise of the Warrant by BDSI will be subject to approval by Biovest.

In the event that BDSI receives any sublicensing or milestone payments associated with the Product up to and including the NDA approval, BDSI will apply 30% of such payments toward payback of the Costs of the Product plus interest and the $2.5 Million Payment plus the interest.

The $2.5 Million Payment shall be made upon approval of the Agreement by the Bankruptcy Court and subsequent to a 14 day appeal period, and only if no appeals are received. The transfer of Product Rights shall become effective only upon the Company’s exit from Reorganization, defined as the effective date of a reorganization plan for the Company that is confirmed by the Bankruptcy Court. The transfer of Product Rights shall be deemed terminated in the event that the Company does not exit Reorganization on or before December 31, 2010.

In the event of a proposed sale of BDSI or its assets, BDSI has the right to terminate its Product Right payment obligations to the Company under the Agreement upon the payment to the Company of an amount equal to the greater of: (i) Four Million Five Hundred Thousand Dollars ($4,500,000), or (ii) the fair market value of the Product Rights as determined by an independent third party appraiser. Further, if the Product Right is terminated, the Warrant described below will be terminated if not already exercised, and, if exercised, an amount equal to the strike price will, in addition to the amount in (i) or (ii) above, be paid to the Company.

Item 7.01.	Regulation FD Disclosure.

On February 22, 2010, Accentia Biopharmaceuticals, Inc. (the “Company”) and certain of its affiliates (collectively, the “Debtors”) filed their unaudited combined monthly operating report for the period January 1, 2010 through January 31, 2010 (the “Monthly Operating Report”) with the United States Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Bankruptcy Court”). Exhibit 99-1 to this Current Report on Form 8-K contains the unaudited Monthly Operating Report as filed with the Bankruptcy Court.

The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with reporting requirements of the Bankruptcy Court and the Bankruptcy Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”). The financial information contained in the Monthly Operating Report is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals and disclosure items. The Company cautions readers not to place undue reliance on the Monthly Operating Report. The Monthly Operating Report may be subject to revision. The Monthly Operating Report is in a format required by the Bankruptcy Court and the Bankruptcy Code and should not be used for investment purposes. The information in the Monthly Operating Report should not be viewed as indicative of future results.

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature and such statements are referred to as “forward-looking statements.” The forward-looking statements in this Form 8-K include statements about our product development programs, clinical trials for our BiovaxID® and SinuNase™ products and potential future market opportunity. Such forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to be materially different from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of the Company’s clinical trials and product development programs. All forward looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof.

Limitation on Incorporation by Reference

The Monthly Operating Report is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate the Monthly Operating Report or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
President & General Counsel

Date: February 22, 2010

EXHIBIT INDEX

Exhibit Number	Description
10.1	Emezine Settlement Agreement between Accentia Biopharmaceuticals, Inc., TEAMM Pharmaceuticals, Inc., d/b/a Accentia Pharmaceuticals, BioDelivery Sciences International, Inc., and Arius Pharmaceuticals, Inc. dated December 30, 2009.

99.1	Monthly Operating Report of Accentia Biopharmaceuticals, Inc. for the period January 1, 2010 through January 31, 2010 filed in the United States Bankruptcy Court Middle District of Florida Case No. 8:08-bk-17795-KRM Document No. 539.